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                                                                   EXHIBIT 10.31


                               SEVERANCE AGREEMENT


                  THIS AGREEMENT, dated as of June 15, 2000 (the "Effective Date"), is made by and between Hayes Lemmerz International, Inc., a Delaware corporation (the "Company"), and [INSERT NAME] (the "Executive").

                  WHEREAS, the Company considers it essential to the best interests of its stockholders to foster the continued employment of key management personnel; and

                  WHEREAS, the Board recognizes that the possibility of a Change in Control exists and that such possibility, and the uncertainty and questions which it may raise among management, may result in the departure or distraction of management personnel to the detriment of the Company and its stockholders; and

                  WHEREAS, the Board has determined that appropriate steps should be taken to reinforce and encourage the continued attention and dedication of members of the Company's management, including the Executive, to their assigned duties without distraction in the face of potentially disturbing circumstances arising from the possibility of a Change in Control;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants herein contained, the Company and the Executive hereby agree as follows:

                  1. Defined Terms. The definitions of certain capitalized terms used in this Agreement are provided in the last Section hereof.

                  2. Term of Agreement. The Term of this Agreement shall commence on the Effective Date hereof and shall continue in effect through the third anniversary thereof; provided, however, that commencing on the first anniversary of the Effective Date and each anniversary thereafter (each such date a "Renewal Date"), the Term shall automatically be extended for one additional year unless, on or prior to such Renewal Date, the Company or the Executive shall have given notice not to extend the Term; and further provided, however, that if a Change in Control shall have occurred during the Term, the Term shall expire no earlier than twenty-four (24) months beyond the month in which such Change in Control occurred.

                  3. Immediate Effect of Change in Control. Promptly following a Change in Control, the Executive shall be entitled to the immediate payment of all unpaid compensation amounts (including the pro rata bonus payment for the current fiscal year under any bonus plan for which he is eligible ("Pro-rata Bonus") and all unpaid bonuses with respect to any prior fiscal year) with respect to the Executive's employment. For purposes of this Section 3, Pro-rata Bonus shall be an amount equal to the product of (1) the product of (x) the



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Executive's base salary as in effect immediately prior to the Change in Control and (y) the greater of (A) the Executive's normative bonus percentage for the fiscal year in which the Change in Control occurs and (B) the Executive's estimated bonus percentage calculated in good faith by the Company's Finance Department determined by projecting performance through the end of the fiscal year in which the Change in Control occurs and (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Change in Control occurs through the date of the Change in Control, and the denominator of which is 365. The Pro-rata Bonus paid shall be subtracted from the amount otherwise due the Executive as a bonus for the fiscal year in which the Change in Control occurs, but such Pro-rata Bonus becomes a vested benefit upon a Change in Control and in no event shall the Executive have to repay all or any portion of the Pro-rata Bonus.

                  4. Company's Covenants Summarized. In order to induce the Executive to remain in the employ of the Company, the Company agrees, under the conditions described herein, to pay the Executive the Severance Payments and the other payments and benefits described herein. Except as provided in Section 9.1 hereof, no Severance Payments shall be payable under this Agreement unless there shall have been (or, under the terms of the second sentence of Section 6.1 hereof, there shall be deemed to have been) a termination of the Executive's employment with the Company on or following a Change in Control and during the Term. This Agreement shall not be construed as creating an express or implied contract of employment and, except as otherwise agreed in writing between the Executive and the Company, the Executive shall not have any right to be retained in the employ of the Company.

                  5.  Compensation Other Than Severance Payments.


                  5.1 Following a Change in Control and during the Term, during any period that the Executive fails to perform the Executive's full-time duties with the Company as a result of incapacity due to physical or mental illness, the Company shall pay the Executive's full salary to the Executive at the rate in effect at the commencement of any such period, together with all compensation and benefits payable to the Executive under the terms of any compensation or benefit plan, program or arrangement (other than the Company's short- or long-term disability plan, as applicable, to the extent such benefits would be duplicative and their nonpayment would not prejudice Executive's future entitlement to benefits) maintained by the Company during such period, until the Executive's employment is terminated by the Company for Disability.

                  5.2 If the Executive's employment shall be terminated for any reason on or following a Change in Control and during the Term, the Company shall pay the Executive's full salary to the Executive through the Date of Termination at the rate in effect immediately prior to the Date of Termination or, if higher, the rate in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason, together with all compensation and benefits payable to the Executive through the Date of Termination under the terms of the Company's compensation and benefit plans, programs or arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as




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in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason (including all unpaid bonuses with respect to any prior fiscal year). In addition, if the Executive's employment is terminated on or following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay Executive an amount equal to the product of (1) the product of (x) the Executive's base salary as in effect immediately prior to the Date of Termination, or, if higher, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason (the greater of such amounts, the "Base Salary") and (y) the Executive's normative bonus percentage for the year in which the Date of Termination occurs, or if higher, the normative bonus percentage for the fiscal year in which the Change in Control occurs or the normative bonus percentage in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason (the greatest of such percentages, the "Bonus Percentage") and (2) a fraction, the numerator of which is the number of days in the fiscal year in which the Date of Termination occurs through the date of the Date of Termination, and the denominator of which is 365; it being understood that, if the Date of Termination is in the same fiscal year as the Change in Control, the Pro-rata Bonus calculated pursuant to Section 3 shall be subtracted from the amount payable pursuant to this sentence of Section 5.2 but shall not reduce the amount payable below zero.

                  5.3 If the Executive's employment shall be terminated for any reason on or following a Change in Control and during the Term, the Company shall pay to the Executive the Executive's normal post-termination compensation and benefits as such payments become due. Such post-termination compensation and benefits shall be determined under, and paid in accordance with, the Company's retirement, insurance and other compensation or benefit plans, programs and arrangements as in effect immediately prior to the Date of Termination or, if more favorable to the Executive, as in effect immediately prior to the occurrence of the first event or circumstance constituting Good Reason.

                  6.  Severance Payments.


                  6.1 If the Executive's employment is terminated on or following a Change in Control and during the Term, other than (A) by the Company for Cause, (B) by reason of death or Disability, or (C) by the Executive without Good Reason, then the Company shall pay the Executive the amounts, and provide the Executive the benefits, described in this Section 6.1 ("Severance Payments") and Section 6.2, in addition to any payments and benefits to which the Executive is entitled under Section 5 hereof or otherwise (except as provided herein). For purposes of this Agreement, the Executive's employment shall be deemed to have been terminated following a Change in Control by the Company without Cause or by the Executive with Good Reason, if (i) the Executive's employment is terminated by the Company without Cause prior to a Change in Control (whether or not a Change in Control ever occurs) and such termination was at the request or direction of a Person who enters into an agreement with the Company the consummation of which would constitute a Change in Control, (ii) the Executive terminates his employment for Good Reason prior to a Change in Control (whether or not a Change in Control ever occurs) and the circumstance or event which







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constitutes Good Reason occurs at the request or direction of such Person, or
(iii) the Executive's employment is terminated by the Company without Cause or by the Executive for Good Reason and such termination or the circumstance or event which constitutes Good Reason is otherwise in connection with or in anticipation of a Change in Control (whether or not a Change in Control ever occurs).

                  (A) In lieu of any further salary payments to the Executive for periods subsequent to the Date of Termination and in lieu of any severance benefit otherwise payable to the Executive (whether pursuant to any employment agreement, plan, policy or otherwise), the Company shall pay to the Executive a lump sum severance payment, in cash, equal to [three] [two] [one and one half](1) times the sum of (i) the Base Salary and (ii) the product of (x) the Base Salary and (y) the Bonus Percentage.

                  (B) For the twenty-four (24) month period immediately following the Date of Termination, the Company shall arrange to provide the Executive and his dependents life, disability, accident and health insurance benefits substantially similar to those provided to the Executive and his dependents immediately prior to the Date of Termination or, if more favorable to the Executive, those provided to the Executive and his dependents immediately prior to the first occurrence of an event or circumstance constituting Good Reason, at no greater cost to the Executive than the cost to the Executive immediately prior to such date or occurrence; provided, however, that, unless the Executive consents to a different method (after taking into account the effect of such method on the calculation of "parachute payments" pursuant to
Section 6.2 hereof), such health insurance benefits shall be provided through a third-party insurer. Benefits otherwise receivable by the Executive pursuant to this Section 6.1 (B) shall be reduced to the extent benefits of the same type are received by or made available to the Executive by another Employer of the Executive during the twenty-four (24) month period following the Executive's termination of employment (and any such benefits received by or made available to the Executive shall be reported to the Company by the Executive); provided, however, that the Company shall reimburse the Executive for the excess, if any, of the cost of such benefits to the Executive over such cost immediately prior to the Date of Termination or, if more favorable to the Executive, the first occurrence of an event or circumstance constituting Good Reason.

                  (C) For purposes of COBRA health benefit continuation under section 4980B of the Code, the cessation of benefits pursuant to Section 6.1(B) shall be treated as though such cessation is the "qualifying event" under section 4980B(f)(3) of the Code for purposes of determining the period of coverage.

                  (D) The Company shall pay to the Executive a lump sum amount equal to one hundred thousand dollars ($100,000).

--------
(1) Three times for CEO, two times for his direct reports, one and one-half times for others.




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                 (E) The Company shall, at its sole expense as incurred,
provide Executive with "key executive level" outplacement services at a cost of no more than fifteen percent (15%) of the sum of (1) Base Salary and (2) the Bonus Percentage multiplied by Base Salary.

                  6.2 (A) Whether or not the Executive becomes entitled to the Severance Payments, if any of the payments or benefits received or to be received by the Executive in connection with a Change in Control or the Executive's termination of employment (whether pursuant to the terms of this Agreement or any other plan, arrangement or agreement with the Company, any Person whose actions result in a Change in Control or any Person affiliated with the Company or such Person) (all such payments and benefits, excluding the Gross-Up Payment, being hereinafter referred to as the "Total Payments") will be subject to the Excise Tax, the Company shall pay to the Executive an additional amount (the "Gross-Up Payment") such that the net amount retained by the Executive, after deduction of any Excise Tax on the Total Payments and any federal, state and local income and employment taxes and any penalties, interest or fees incurred by the Executive as a result of any payment under Section 6.2 being made later than five business days prior to the due date of the excise tax with respect to which it is paid and any Excise Tax upon the Gross-Up Payment, shall be equal to the Total Payments.

                       (B) For purposes of determining whether any of the Total Payments will be subject to the Excise Tax and the amount of such Excise Tax,
(i) all of the Total Payments shall be treated as "parachute payments" (within the meaning of section 280G(b)(2) of the Code) unless, in the opinion of tax counsel ("Tax Counsel") reasonably acceptable to the Executive and selected by the accounting firm which was, immediately prior to the Change in Control, the Company's independent auditor (the "Auditor"), such payments or benefits (in whole or in part) do not constitute parachute payments, including by reason of section 280G(b)(4)(A) of the Code, (ii) all "excess parachute payments" within the meaning of section 280G(b)(l) of the Code shall be treated as subject to the Excise Tax unless, in the opinion of Tax Counsel, such excess parachute payments (in whole or in part) represent reasonable compensation for services actually rendered (within the meaning of section 280G(b)(4)(B) of the Code) in excess of the Base Amount allocable to such reasonable compensation, or are otherwise not subject to the Excise Tax, and (iii) the value of any noncash benefits or any deferred payment or benefit shall be determined by the Auditor in accordance with the principles of sections 280G(d)(3) and (4) of the Code. For purposes of determining the amount of the Gross-Up Payment, the Executive shall be deemed to pay federal income tax at the highest marginal rate of federal income taxation in the calendar year in which the Gross-Up Payment is to be made and state and local income taxes at the highest marginal rate of taxation in the state and locality of the Executive's residence or the Executive's place of business, whichever is higher, on the Date of Termination (or if there is not yet a Date of Termination, then the date on which the Gross-Up Payment is calculated for purposes of this Section 6.2), net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes.

                       (C) In the event that the Excise Tax is finally determined to be less than the amount taken into account hereunder in calculating the Gross-Up Payment, the




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Executive shall repay to the Company, within five (5) business days following the time that the amount of such reduction in the Excise Tax is finally determined, the portion of the Gross-Up Payment attributable to such reduction (including that portion of the Gross-Up Payment attributable to the Excise Tax and federal, state and local income and employment taxes imposed on the Gross-Up Payment being repaid by the Executive), to the extent that such repayment results in a reduction in the Excise Tax and a dollar-for-dollar reduction in the Executive's taxable income and wages for purposes of federal, state and local income and employment taxes, plus interest on the amount of such repayment at 120% of the rate provided in section 1274(b)(2)(B) of the Code. Notwithstanding the foregoing, in the event any portion of the amount to be repaid to the Company has been paid to any tax authority, repayment thereof shall not be required until actual refund or credit of such portion has been made to Executive, and interest payable to the Company shall not exceed the interest received or credited to Executive by such tax authority. In the event that the Excise Tax is determined to exceed the amount taken into account hereunder in calculating the Gross-Up Payment (including by reason of any payment the existence or amount of which cannot be determined at the time of the Gross-Up Payment), the Company shall make an additional Gross-Up Payment in respect of such excess (including any interest, penalties or additions payable by the Executive with respect to such excess and the Gross-Up Payment attributable to the Excise Tax and federal, state, and local income and employment taxes imposed on the Gross-Up Payment being made to the Executive) within five (5) business days following the time that the amount of such excess is finally determined. The Executive and the Company shall each reasonably cooperate with the other in connection with any administrative or judicial proceedings concerning the existence or amount of liability for Excise Tax with respect to the Total Payments.

                  6.3 The payments provided in subsections (A), of Section 6.1 hereof and in Section 6.2 hereof shall be made not later than the fifth day following the Date of Termination (or if there is no Date of Termination, then the date on which the Gross-up Payment is calculated for purposes of Section 6.2 hereof); provided, however, that if the amounts of such payments cannot be finally determined on or before such day, the Company shall pay to the Executive on such day an estimate, as determined in good faith by the Company or, in the case of payments under Section 6.2 hereof, in accordance with Section 6.2 hereof, of the minimum amount of such payments to which the Executive is clearly entitled and shall pay the remainder of such payments (together with interest on the unpaid remainder (or on all such payments to the extent the Company fails to make such payments when due) at 120% of the rate provided in section 1274(b)(2)(B) of the Code) as soon as the amount thereof can be determined but in no event later than the thirtieth (30th) day after the Date of Termination. In the event that the amount of the estimated payments exceeds the amount subsequently determined to have been due, such excess shall constitute a loan by the Company to the Executive, payable on the fifth (5th) business day after demand by the Company (together with interest at 120% of the rate provided in section 1274(b)(2)(B) of the Code).

                  6.4 The Company also shall pay to the Executive all legal fees and expenses incurred by the Executive in disputing in good faith any issue hereunder relating to the termination of the Executive's employment, in seeking in good faith to obtain or enforce any





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benefit or right provided by this Agreement or in connection with any tax audit or proceeding to the extent attributable to the application of section 4999 of the Code to any payment or benefit provided hereunder. Such payments shall be made within five (5) business days after delivery of the Executive's written requests for payment accompanied with such evidence of fees and expenses incurred as the Company reasonably may require.

                  7.  Termination Procedures and Compensation During Dispute.


                  7.1 Notice of Termination. After a Change in Control and during the Term, any purported termination of the Executive's employment (other than by reason of death) shall be communicated by written Notice of Termination from one party hereto to the other party hereto in accordance with Section 11 hereof. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under the provision so indicated. Further, a Notice of Termination for Cause is required to include a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters (3/4) of the entire membership of the Board at a meeting of the Board which was called and held for the purpose of considering such termination (after reasonable notice to the Executive and an opportunity for the Executive, together with the Executive's counsel, to be heard before the Board) finding that, in the good faith opinion of the Board, the Executive was guilty of conduct set forth in clause (i) or (ii) of the definition of Cause herein, and specifying the particulars thereof in detail.

                  7.2 Date of Termination. "Date of Termination," with respect to any purported termination of the Executive's employment after a Change in Control and during the Term, shall mean (i) if the Executive's employment is terminated for Disability, thirty (30) days after Notice of Termination is given (provided that the Executive shall not have returned to the full-time performance of the Executive's duties during such thirty (30) day period), and
(ii) if the Executive's employment is terminated for any other reason, the date specified in the Notice of Termination (which, in the case of a termination by the Company, shall not be less than thirty (30) days (except in the case of a termination for Cause) and, in the case of a termination by the Executive, shall not be less than fifteen (15) days nor more than sixty (60) days, respectively, from the date such Notice of Termination is given).

                  7.3 Dispute Concerning Termination. If within fifteen (15) days after any Notice of Termination is given, or, if later, prior to the Date of Termination (as determined without regard to this Section 7.3), the party receiving such Notice of Termination notifies the other party that a dispute exists concerning the termination, the Date of Termination shall be extended until the earlier of (i) the date prior to the date on which the Term ends or
(ii) the date on which the dispute is finally resolved, either by mutual written agreement of the parties or by a final judgment, order or decree of an arbitrator or a court of competent jurisdiction (which is not appealable or with respect to which the time for appeal therefrom has expired and no appeal has been perfected); provided, however, that the Date of Termination shall be







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extended by a notice of dispute only if such notice is given in good faith and the party providing notice pursues the resolution of such dispute with reasonable diligence.

                  7.4 Compensation During Dispute. If a purported termination occurs on or following a Change in Control and during the Term and the Date of Termination is extended in accordance with Section 7.3 hereof, the Company shall continue to pay the Executive the full compensation in effect when the notice giving rise to the dispute was given or, if higher, as in effect immediately prior to the first occurrence of an event or circumstance constituting Good Reason (including, but not limited to, Base Salary) and continue the Executive as a participant in all compensation, benefit and insurance plans in which the Executive was participating when the notice giving rise to the dispute was given, until the Date of Termination, as determined in accordance with Section
7.3 hereof. Amounts paid under this Section 7.4 are in addition to all other amounts due under this Agreement (other than those due under the first sentence of Section 5.2 hereof) and shall not be offset against or reduce any other amounts due under this Agreement.

                  8. No Mitigation. The Company agrees that, if the Executive's employment with the Company terminates during the Term, the Executive is not required to seek other employment or to attempt in any way to reduce any amounts payable to the Executive by the Company pursuant to this Agreement. Further, the amount of any payment or benefit provided for in this Agreement (other than Section 6.1(B) hereof) shall not be reduced by any compensation earned by the Executive as the result of employment by another employer, by retirement benefits, by offset against any amount claimed to be owed by the Executive to the Company, or otherwise.

                  9.  Successors; Binding Agreement; Prior Agreement.


                  9.1 This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns. In addition to any obligations imposed by law upon any successor to the Company, the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. The Company will require any ultimate parent entity, as defined in [16 C.F.R. 8801,1(a)(3)], of any Person who acquires 90% of the outstanding shares of common stock of the Company or the outstanding voting securities of the Company entitled to vote generally in the election of directors (including through a merger in which the Company does not survive or as a result of which the Company becomes a subsidiary of another Person or a consolidation involving the Company and another Person) to assume and agree in writing to perform as a joint and several obligor of the Company (including any successor to the Company), this Agreement in the same manner and to the same extent as the Company. Failure of the Company to obtain such assumption and agreement in writing from a successor or its parent as described in the preceding sentences after notice and a reasonable cure period (not to exceed ten days from the date such notice is received) shall be a breach of this Agreement and shall entitle the Executive to compensation







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


from the Company in the same amount and on the same terms as the Executive would be entitled to hereunder if the Executive were to terminate the Executive's employment for Good Reason after a Change in Control, except that, for purposes of implementing the foregoing, the date on which any such succession becomes effective shall be deemed the Date of Termination.

                  9.2 This Agreement shall inure to the benefit of and be enforceable by the Executive's personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Executive shall die while any amount would still be payable to the Executive hereunder (other than amounts which, by their terms, terminate upon the death of the Executive) if the Executive had continued to live, all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the executors, personal representatives or administrators of the Executive's estate.

                  9.3 The Company and the Executive were parties to a Severance Agreement dated as of [November 6, 1995] (the "Prior Agreement"), which is no longer in effect. In consideration of the Company entering into this Agreement, the Executive acknowledges that the Prior Agreement is no longer in effect and hereby releases the Company and its directors, officers, stockholders and their respective affiliates from any and all liabilities or obligations arising under the Prior Agreement.

                  10. Insurance and Indemnification. From and after a Change in Control, including after the termination of Executive's employment, the Company shall indemnify, defend and hold the Executive harmless from and against any and all expenses, liabilities, damages, costs, judgments, penalties, fines and amounts paid in settlement, incurred in good faith by Executive in connection with any proceeding involving Executive by reason of Executive's being or having been an officer, director, employee or agent of the Company (or any affiliate of the Company) to the fullest extent permitted by law, whether or not Executive is, or is threatened to be made, a party to any threatened, pending, or completed proceeding, and whether or not Executive is successful in such proceeding. In addition, upon receipt from Executive of (i) a written request for an advancement of reasonable expenses which Executive reasonably believes will be subject to indemnification hereunder and (ii) a written undertaking by Executive to repay any such amounts if it shall ultimately be determined that the Executive is not entitled to indemnification under this Agreement or otherwise, the Company shall advance such expenses to Executive or pay such expenses for Executive, all in advance of the final disposition of any such matter. From and after a Change in Control, including after the termination of Executive's employment hereunder, Executive shall have coverage under a director's and officer's liability insurance policy in amounts no less than, and on terms no less favorable than those, provided to senior executive officers of the Company from time to time.

                  11. Notices. For the purpose of this Agreement, notices and all other communications provided for in the Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by United States registered mail, return receipt requested, postage prepaid, addressed, if to the Executive, to the address inserted below the Executive's signature on the final page hereof and, if to the Company, to the address






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set forth below, or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon actual receipt:

                        To the Company:

                        15300 Centennial Drive
                        Northville, Michigan 48167
                        Attention: Vice President -- Human
                                   Resources and Administration

                  12. Miscellaneous. No provision of this Agreement may be modified, waived or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Executive and such officer as may be specifically designated by the Board. No waiver by either party hereto at any time of any breach by the other party hereto of, or of any lack of compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. This Agreement supersedes any other agreements or representations, oral or otherwise, express or implied, with respect to the terms and conditions of the Executive's employment with the Company only in the event that the Executive's employment with the Company is terminated on or following a Change in Control, by (i) the Company other than for Cause or (ii) the Executive other than for Good Reason. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws of the State of Delaware. All references to sections of the Exchange Act or the Code shall be deemed also to refer to any successor provisions to such sections. Any payments provided for hereunder shall be paid net of any applicable withholding required under federal, state or local law and any additional withholding to which the Executive has agreed. The obligations of the Company and the Executive under this Agreement which by their nature may require either partial or total performance after the expiration of the Term (including, without limitation, those under Sections 5, 6, 7 and 10 hereof) shall survive such expiration.

                  13. Validity. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement, which shall remain in full force and effect.

                  14. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

                  15. Settlement of Disputes. All claims by the Executive for benefits under this Agreement shall be directed to the Board and shall be in writing. Any denial by the Board of a claim for benefits under this Agreement shall be delivered to the Executive in writing and shall set forth the specific reasons for the denial and the specific provisions of this Agreement relied upon. The Board shall afford a reasonable opportunity to the Executive for a review of the decision denying a claim and shall further allow the Executive to appeal to the Board a







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decision of the Board within sixty (60) days after notification by the Board that the Executive's claim has been denied. The Executive shall be entitled to pursue legal action, including, without limitation, filing a complaint in court of appropriate jurisdiction.

                  16. Definitions. For purposes of this Agreement, the following terms shall have the meanings indicated below:

                  (A) "Affiliate" shall have the meaning set forth in Rule 12b-2 promulgated under Section 12 of the Exchange Act.

                  (B) "Auditor" shall have the meaning set forth in Section 6.2 hereof.

                  (C) "Base Amount" shall have the meaning set forth in section 280G(b)(3) of the Code.

                  (D) "Beneficial Owner" shall have the meaning set forth in Rule 13d-3 under the Exchange Act.

                  (E) "Board" shall mean the Board of Directors of the Company.

                  (F) "Cause" for termination by the Company of the Executive's employment shall mean (i) the willful and continued failure by the Executive to substantially perform the Executive's duties with the Company (other than any such failure resulting from the Executive's incapacity due to physical or mental illness or any such actual or anticipated failure after the issuance of a Notice of Termination for Good Reason by the Executive pursuant to Section 7.1 hereof) that has not been cured within 30 days after a written demand for substantial performance is delivered to the Executive by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed the Executive's duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or its subsidiaries, monetarily or otherwise. For purposes of clauses (i) and (ii) of this definition, (x) no act, or failure to act, on the Executive's part shall be deemed "willful" unless done, or omitted to be done, by the Executive in bad faith and (y) in the event of a dispute concerning the application of this provision, no claim by the Company that Cause exists shall be given effect unless the Company establishes to the Board by clear and convincing evidence that Cause exists. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or based upon the advice of counsel for the Company shall be conclusively presumed to be done, or omitted to be done, by the Executive in good faith and in the best interests of the Company.

                  (G) A "Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                    (I) any Person, other than Joseph Littlejohn
                  & Levy Fund II, L.P. (or any affiliate thereof), TSG Capital Fund II, L.P. (or any affiliate






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

                  thereof), Canadian Imperial Bank of Commerce (or any affiliate thereof), is or becomes the Beneficial Owner of more than fifty percent of either (i) the then-outstanding common stock of the Company ("Outstanding Common Stock") or (ii) the combined voting power of the then-outstanding voting securities of the Company entitled to vote generally in the election of directors ("Outstanding Voting Securities"); or

                                    (II) the following individuals ("Incumbent
                  Board Members") cease for any reason to constitute a majority of the number of directors then serving: individuals who, as of the date hereof, constitute the Board and any new director (other than a director whose initial assumption of office is in connection with an actual or threatened election contest, including but not limited to a consent solicitation, relating to the election of directors of the Company) whose appointment or election by the Board or nomination for election by the Company's stockholders was approved or recommended by a vote of at least a majority of the directors then still in office who either were directors on the date hereof or whose appointment, election or nomination for election was previously so approved or recommended; or

                                    (III) there is consummated a merger,
                  consolidation or reorganization of the Company or any direct or indirect subsidiary of the Company with any other entity ("Transaction"), unless each of the following events occurs in connection with such merger, consolidation or reorganization:

                                       (a) the Persons who are Beneficial Owners
                                           of the Outstanding Common Stock and
                                           the Persons who are Beneficial Owners
                                           of the Outstanding Voting Securities,
                                           immediately before such Transaction,
                                           are, immediately following and after
                                           giving effect to such Transaction (as
                                           a result of the ownership of
                                           securities of the Company immediately
                                           prior to the Transaction, other than
                                           securities of the Company issued in
                                           connection with the Transaction),
                                           Beneficial Owners of more than 50% of
                                           the then-outstanding securities and
                                           the combined voting power of the
                                           then-outstanding voting securities
                                           entitled to vote generally in the
                                           election of directors of the
                                           corporation (or in the election of a
                                           comparable governing body of any
                                           other type of entity) resulting from
                                           such Transaction (including, without
                                           limitation, an entity which as a
                                           result of such Transaction owns the
                                           Company or all or substantially all
                                           of the Company's assets either
                                         directly or through one or more
                                         subsidiaries), respectively;

                                  (b)    at least a majority of the
                                         members of the board of
                                         directors of the entity
                                         resulting from the
                                         Transaction were Incumbent
                                         Board Members at the time
                                         of the execution of the
                                         initial agreement, or of
                                         the action of the Board,
                                         providing for the
                                         Transaction; and

                                  (c) immediately following and after giving effect to such Transaction, the stockholder parties to the Amended and Restated Stockholders Agreement dated as of June 30, 1997 among the Company and certain of its stockholders are, in the aggregate, the Beneficial Owners of a greater amount of the then-outstanding securities and the combined voting power of the then-outstanding securities entitled to vote generally in the election of directors of the corporation (or in the election of a comparable governing body of any other type of entity) resulting from such Transaction (including, without limitation, an entity which as a result of such Transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries), than any other Person; or

                            (IV) the stockholders of the Company approve a plan
                  of complete liquidation or dissolution of the Company or there is consummated an agreement for the sale, assignment, lease or other disposition of all or substantially all of the Company's assets.

                  (H) "Code" shall mean the Internal Revenue Code of 1986, as amended from time to time.

                  (I) "Company" shall mean Hayes Lemmerz International, Inc. and, except in determining under Section 15(G) hereof whether or not any Change in Control of the Company has occurred, shall include any successor to its business and/or assets which assumes and agrees to perform this Agreement by operation of law, or otherwise.

                  (J) "Date of Termination" shall have the meaning set forth in
Section 7.2 hereof.

                  (K) "Disability" shall be deemed the reason for the termination by the Company of the Executive's employment, if, as a result of the Executive's incapacity due to physical or mental illness, the Executive shall have been absent from the full-time performance of the Executive's duties with the Company for a period of six (6) consecutive months, the Company shall have given the Executive a Notice of Termination for Disability, and, within thirty
(30) days after such Notice of Termination is given, the Executive shall not have returned to the full-time performance of the Executive's duties.

                  (L) "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended from time to time.

                  (M) "Excise Tax" shall mean any excise tax imposed under
section 4999 of the Code or any similar state or local tax or any interest or penalties incurred by Executive with respect to such excise tax.

                  (N) "Executive" shall mean the individual named in the first paragraph of this Agreement.

                  (O) "Good Reason" for termination by the Executive of the Executive's employment shall mean the occurrence (without the Executive's express written consent) after any Change in Control and during the Term, or prior to a Change in Control under the circumstances described in clauses (ii) and (iii) of the second sentence of Section 6.1 hereof (treating all references in paragraphs (I) through (VI) below to a "Change in Control" as references to a "Potential Change in Control"), of any one of the following acts by the Company, or failures by the Company to act, unless, in the case of any act or failure to act described in paragraph (I), (IV), (V) or (VI) below, such act or failure to act is corrected prior to the Date of Termination specified in the Notice of Termination given in respect thereof:

                                    (I) the assignment to the Executive of any
                  duties materially inconsistent with the Executive's status as an executive officer of the Company or a material diminution in the nature or status of the Executive's responsibilities from those in effect immediately prior to the Change in Control other than any such material diminution primarily attributable to the fact that the Company may no longer be a public company;

                                    (II) a reduction by the Company in the
                  Executive's annual base salary as in effect on the date hereof or as the same may be increased from time to time;

                                    (III) a reduction in the Executive's
                  normative bonus percentage or any change in the method for applying the normative bonus percentage to determine the Executive's bonus which would materially reduce the amount of the Executive's bonus:

                                    (IV) the relocation of the Executive's
                  principal place of employment to a location more than 60 miles from the Executive's principal place of employment immediately prior to the Change in Control or the Company's requiring the Executive to be based anywhere other than such principal place of employment (or permitted relocation thereof) except for required travel on the Company's business;

                                    (V) the failure by the Company to pay to the
                  Executive any portion of the Executive's current compensation, or to pay to the Executive any portion of an installment of deferred compensation under any deferred compensation program of the Company, within seven (7) days of the date such compensation is due;

                                    (VI) the failure by the Company to continue
                  to provide the Executive with benefits which are not materially less favorable in the aggregate than those enjoyed by the Executive under any of the Company's pension, savings, life insurance, medical, health and accident, or disability plans in which the Executive was participating immediately prior to the Change in Control, the taking of any other action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Executive of any material fringe benefit enjoyed by the Executive at the time of the Change in Control, or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect at the time of the Change in Control; or

                                    (VII) any purported termination of the
                  Executive's employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Section
                  7.1 hereof; for purposes of this Agreement, no such purported termination shall be effective.

                  The Executive's right to terminate the Executive's employment for Good Reason shall not be affected by the Executive's incapacity due to physical or mental illness. The Executive's continued employment shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

                  For purposes of any determination regarding the existence of Good Reason, any claim by the Executive that Good Reason exists shall be presumed to be correct unless the Company establishes to the Board by clear and convincing evidence that Good Reason does not exist.

                  (P) "Gross-Up Payment" shall have the meaning set forth in
Section 6.2 hereof.

                  (Q) "Notice of Termination" shall have the meaning set forth in Section 7.1 hereof.

                  (R) "Person" shall have the meaning given in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) including a "group" within the meaning of Section 13(d)(3) thereof, except that such term shall not include (i) the Company or any of its subsidiaries, (ii) a trustee or other fiduciary holding securities under an employee benefit plan of the Company or any of its Affiliates, (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or (iv) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.

                  (S) "Potential Change in Control" shall be deemed to have occurred if the event set forth in any one of the following paragraphs shall have occurred:

                                    (I) the Company enters into an agreement,
                  the consummation of which would result in the occurrence of a Change in Control;

                                    (II) the Company or any Person publicly
                  announces an intention to take or to consider taking actions which, if consummated, would constitute a Change in Control; or

                                    (III) the Board adopts a resolution to the
                  effect that, for purposes of this Agreement, a Potential Change in Control has occurred.

                  (T) "Retirement" shall be deemed the reason for the termination by the Executive of the Executive's employment if such employment is terminated in accordance with the Company's retirement policy, including early retirement, generally applicable to its salaried employees.

                  (U) "Severance Payments" shall have the meaning set forth in
Section 6.1 hereof.

                  (V) "Tax Counsel" shall have the meaning set forth in Section
6.2 hereof.

                  (W) "Term" shall mean the period of time described in Section 2 hereof (including any extension, continuation or termination described therein).

                  (X) "Total Payments" shall mean those payments so described in
Section 6.2 hereof.

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                 HAYES LEMMERZ INTERNATIONAL, INC.

                                By:
                                    --------------------------------------------
                                    Name:
                                    Title:



                                    --------------------------------------------
                                    [EXECUTIVE]

                                    Address:


                                    ----------------------


                                    ----------------------


                                    ----------------------
                                    (Please print carefully)








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